As filed with the Securities and Exchange Commission on February 8, 2023.

Registration No. 333-267203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPTI-HARVEST, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	81-3007305
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

1801 Century Park East, Suite 520

Los Angeles, California 90067

(310) 788-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geoffrey Andersen

Chief Executive Officer

Opti-Harvest, Inc.

1801 Century Park East, Suite 520

Los Angeles, California 90067

(310) 788-0200

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq. Law Offices of Thomas E. Puzzo, PLLC 3823 44th Ave. NE Seattle, Washington 98105 (206) 522-2256	Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW, Suite 900 Washington, D.C. 20001 (202) 689-2933

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Opti-Harvest, Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-267203) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Number	Description
1.1**	Form of Underwriting Agreement
3.1.1**	Certificate of Incorporation
3.1.2**	Certificate of Amendment
3.1.3**	Certificate of Designation
3.1.4**	Certificate of Amendment
3.1.5**	First Amendment to Certificate of Designation
3.2**	Bylaws
4.1**	Specimen of Common Stock Certificate
4.2**	Form of Warrant
4.3**	Form of Senior Convertible Promissory Note
4.4**	Form of Convertible Promissory Note
4.5**	Amendment No. 1 to Senior Convertible Promissory Note
4.6**	Amendment No. 2 to Senior Convertible Promissory Note
4.7**	Amendment No. 3 to Senior Convertible Promissory Note
4.8**	Form of Representative’s Warrant (included in Exhibit 1.1)
4.9**	Form of Warrant Agency Agreement by and between Opti-Harvest, Inc. and Colonial Stock Transfer Company, Inc.
4.10**	Form of Common Stock Purchase Warrant (included in Exhibit 4.2)
4.11**	Form of Warrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
9.1**	Voting Trust Agreement, dated December 23, 2022, by and among Jonathan Destler, Deborah Destler, Destler Family Trust, Touchstone Holding Company LLC, a California limited liability company, and Jeffrey Klausner
10.1#**	Employment Agreement, dated December 17, 2018, by and between Opti-Harvest, Inc., a Delaware corporation and Jonathan Destler
10.2#**	Amendment No. 1 to Employment Agreement, dated March 21, 2021, by and between Opti-Harvest, Inc., a Delaware corporation and Jonathan Destler
10.3#**	Amendment No. 2 to Employment Agreement, dated December 8, 2022, by and between Opti-Harvest, Inc., a Delaware corporation and Jonathan Destler
10.4#**	Amendment No. 3 to Employment Agreement, dated January 12, 2023, by and between Opti-Harvest, Inc., a Delaware corporation and Jonathan Destler
10.5#**	Employment Agreement, dated December 8, 2022, by and between Opti-Harvest, Inc., a Delaware corporation and Geoffrey Andersen
10.6#**	Employment Agreement, dated May 17, 2021, by and between Opti-Harvest, Inc., a Delaware corporation and Steve Handy
10.7#**	Employment Agreement, dated May 9, 2022, by and between Opti-Harvest, Inc., a Delaware corporation and Steve Handy
10.8#**	Consulting Agreement, dated March 15, 2021, by and between Opti-Harvest, Inc., a Delaware corporation and Jeffrey Klausner
10.9#**	2016 Equity Incentive Plan
10.10#**	2022 Stock Incentive Plan
10.11#**	Form of Indemnification Agreement
10.12**	Form of Note and Warrant Purchase Agreement
10.13**	Form of Amended and Restated Investors’ Rights Agreement
10.14**	Restated Patent Purchase Obligation with DisperSolar LLC
10.15**	Letter Agreement with Nick Booth Regarding Restated Patent Purchase Obligation with DisperSolar LLC
14.1**	Code of Ethics
23.1**	Consent of Weinberg & Company, P.A.
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107**	Filing Fee Table

** previously field

# Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California, on February 8, 2023.

OPTI-HARVEST, INC.

By:	/s/ Geoffrey Andersen
Name:	Geoffrey Andersen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: February 8, 2023	By:	/s/ Geoffrey Andersen
	Name:	Geoffrey Andersen
	Title:	Chief Executive Officer (principal executive officer)

Dated: February 8, 2023	By:	/s/ Steve Handy
	Name:	Steve Handy
	Title:	Chief Financial Officer (principal accounting officer and principal financial officer)

Dated: February 8, 2023	By:	/s/ Jeffrey Klausner
	Name:	Jeffrey Klausner
	Title:	Director

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